EXHIBIT 10.1
Indemnification Agreement
This Indemnification Agreement (this “Agreement”) is made and entered into by and between Interphase Corporation, a Texas corporation (the “Corporation”), and [name of Indemnitee], an individual resident of the state of [name of state] (the “Indemnitee”).
It is essential to the Corporation and its mission to retain and attract the most capable persons available as directors and officers.
The Indemnitee is either a director and/or officer of the Corporation.
Both the Corporation and the Indemnitee recognize the omnipresent risk of litigation and other claims that are routinely asserted against directors and officers of companies operating today and the attendant costs of defending even wholly frivolous claims.
It has become increasingly difficult to obtain insurance against the risk of personal liability of directors and officers on terms providing reasonable protection to the individual at reasonable cost to the companies.
The bylaws of the Corporation provide certain indemnification rights to the directors and officers of the Corporation, and its directors and officers have relied on this assurance of indemnification, as provided by Texas law.
In recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Corporation in an effective manner, the increasing difficulty in obtaining and maintaining satisfactory insurance coverage, and the Indemnitee’s reliance on assurance of indemnification, the Corporation wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee to the fullest extent permitted by Texas law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.
Therefore, in consideration of the premises and the mutual covenants and agreements contained in this Agreement and Indemnitee’s continuing to serve as a director or officer of the Corporation, the parties agree as follows:
1. Definitions
“BOC” means the Texas Business Organizations Code, as may be amended from time to time.
“Business Combination” means any merger, share exchange, or conversion of the Corporation with any other entity.

“Business Day” means any day that is not a Saturday, Sunday, or a day on which banks in the state of Texas are required or authorized to be closed.
“Change in Control” will be deemed to have occurred if—
(a) any “person” (as used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“SEA”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (or a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes, after the date of this Agreement, a “beneficial owner” (as defined in Rule 13d-3 of the SEA) of securities of the Corporation representing at least 30% percent of the total voting power represented by the Corporation’s then outstanding Voting Securities;
(b) during any period of two consecutive years, individuals constituting the board of directors of the Corporation at the beginning of such period (including any new director whose election by the board of directors or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors still in office at that time (1) who were either directors at the beginning of such period or (2) whose election or nomination for election was previously so approved) cease, for any reason, to constitute a majority of the board of directors;
(c) the shareholders of the Corporation approve a Business Combination, other than a Business Combination that would result in the Voting Securities of the Corporation outstanding immediately before such Business Combination continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% percent of the total voting power represented by the Voting Securities of the Corporation or the surviving entity; or
(d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition of all or substantially all the Corporation’s assets by the Corporation in one or more transactions.
“Claim” means any threatened, pending, or completed action, suit, or proceeding (including an alternative dispute resolution proceeding), whether instituted by the Corporation or any other party, or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any action, suit, or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, or investigative, and any appeal thereof.
“Expense Advance” is defined in section 2 of this Agreement.
“Expenses” means attorney’s fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness or other participant in (including on appeal), or preparing to defend, be a witness in, or participate in any Claim relating to any Indemnifiable Event.

“Indemnifiable Event” means any event or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, manager, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity. The Indemnitee’s service to (a) another corporation, partnership, limited liability company, joint venture, or trust of which at least 50 percent of the voting power or economic interest (or residual economic interest) is held directly or indirectly by the Corporation or (b) any employee benefit plan of the Corporation or any entity referred to in clause (a) of this definition, in any capacity, will be deemed “at the request of the Corporation.”
“Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with section 3 of this Agreement, [who/that] must not have otherwise performed services (other than with respect to matters concerning the rights of the Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) for the Corporation or the Indemnitee within the previous five years.
“Reviewing Party” means any appropriate person or group of persons described in section 8.103(a) of the BOC, except that the phrase “special legal counsel” in section 8.103 of the BOC means Independent Legal Counsel.
“Voting Securities” means any securities of the Corporation that vote generally in the election of directors.
2. Indemnification Arrangement. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Corporation notice in writing in accordance with section 18 of this Agreement as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement, and Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. To the extent the Corporation maintains an insurance policy providing directors’ and officers’ liability insurance, the Indemnitee shall cooperate with the Corporation in accordance with such policy’s terms and guidelines to ensure to the greatest extent possible that Indemnitee’s indemnification falls under the coverage of such policy. Such cooperation shall include deferring and/or mitigating the incurring of Expenses to the greatest extent practicable until such time as the insurance company can be notified and have the opportunity to pay any Expenses on behalf of the Indemnitee in accordance with its policies.
If the Indemnitee was, is, or becomes a party to, witness in, or other participant in or is threatened to be made a party to, witness in, or other participant in a Claim by reason of or arising in whole or in part out of an Indemnifiable Event, the Corporation will indemnify the Indemnitee to the fullest extent permitted by law against any and all Expenses, judgments, fines, excise and similar taxes (including any excise taxes imposed regarding an employee benefit plan), penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) of such Claim as soon as practicable but no later than thirty (30) days after written demand is presented to the Corporation. In addition, if requested by the Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), the Corporation will advance any and all Expenses to the Indemnitee (an “Expense Advance”) within ten (10) Business Days of Indemnitee’s request, provided that such Expenses are not covered by a directors’ and officers’ insurance policy. The Indemnitee’s request for an Expense Advance must include the Indemnitee’s affirmation of his good-faith belief that he has met the standard of conduct necessary for indemnification under chapter 8 of the BOC. Nevertheless, (a) the Indemnitee will not be entitled to indemnification under this Agreement if a judgment or other final adjudication adverse to the Indemnitee establishes that (1) the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the Claim so adjudicated; or (2) the Indemnitee personally gained a financial profit or other advantage to which the Indemnitee was not legally entitled; and (b) before any Change in Control, the Indemnitee will not be entitled to indemnification under this Agreement in connection with any Claim initiated by the Indemnitee against the Corporation or any other director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of that Claim.
The obligations of the Corporation under this section are subject to the condition that the Reviewing Party must not have determined (in a written opinion in any case in which the Independent Legal Counsel referred to in section 3 (and defined in section 1) is involved) that the Indemnitee would not be permitted to be indemnified under applicable law. The obligation of the Corporation to make an Expense Advance under this section is subject to the condition that, if, when, and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified under applicable law, the Corporation will be entitled to be reimbursed by the Indemnitee (who agrees to reimburse the Corporation to the full extent required by section 8.104(a)(2) of the BOC) for all such amounts paid; provided, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law will not be binding, and the Indemnitee will not be required to reimburse the Corporation for any Expense Advance until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) is made with respect thereto.
If there has not been a Change in Control, the Reviewing Party will be selected by the board of directors; if there has been such a Change in Control (other than a Change in Control that has been approved by a majority of the Corporation’s directors immediately before the Change in Control), the Reviewing Party will be the Independent Legal Counsel referred to in section 3 (and defined in section 1). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee will have the right to commence litigation (in any court in Texas having subject matter jurisdiction thereof and in which venue is proper) to seek an initial determination by the court or to challenge any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Corporation consents to service of process and agrees to appear in any such proceeding. Any determination by the Reviewing Party otherwise will be conclusive and binding on the Corporation and the Indemnitee.

3. Change in Control. If there is a Change in Control of the Corporation (other than a Change in Control that has been approved by a majority of the Corporation’s directors immediately before such Change in Control) then, with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or the Corporation’s bylaws relating to Claims for Indemnifiable Events, now or hereafter in effect, the Corporation will seek legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Corporation, approval for which will not be unreasonably withheld. Such counsel, among other things, will render its written opinion to the Corporation and the Indemnitee about whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Independent Legal Counsel referred to in this section (and defined in section 1) and to fully indemnify such counsel against any and all expenses (including attorney’s fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
4. Indemnification for Additional Expenses. The Corporation will indemnify the Indemnitee against any and all expenses (including attorney’s fees) and, if requested by the Indemnitee, will within ten (10) Business Days of the request advance funds to the Indemnitee for expenses incurred by the Indemnitee in connection with any action brought by the Indemnitee for (a) indemnification or advance payment of Expenses by the Corporation under this Agreement, any other agreement, or the Corporation’s bylaws relating to Claims for Indemnifiable Events, now or hereafter in effect or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether the Indemnitee is determined to be entitled to such indemnification, advance payment of Expenses, or insurance recovery.
5. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim, but not for the total amount, the Corporation will indemnify the Indemnitee for the portion to which the Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein (including dismissal without prejudice), the Indemnitee will be indemnified against all Expenses incurred in connection therewith.
6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof is on the Corporation to establish that the Indemnitee is not so entitled.

7. No Presumptions. For purposes of this Agreement (except as provided in section 2), the termination of any Claim by judgment, order, settlement (with or without court approval) or conviction, or on a plea of nolo contendere or its equivalent, will not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. Before any commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, neither (a) the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor (b) an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, will be a defense to the Indemnitee’s Claim nor will it create a presumption that the Indemnitee has met any particular standard of conduct or has any particular belief.
8. Selection of Counsel. In the event the Corporation shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Corporation, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Corporation’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense and notifies the Corporation of that conclusion, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.
9. Nonexclusivity; Subsequent Change in Law. The rights of the Indemnitee hereunder will be in addition to any other rights the Indemnitee may have under the Corporation’s bylaws, the BOC, any other applicable Texas law, or otherwise. To the extent that a change in Texas law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee will enjoy the greater benefits afforded by such change.
10. Liability Insurance. To the extent the Corporation maintains an insurance policy providing directors’ and officers’ liability insurance, the Indemnitee will be covered by such policy in accordance with its terms, to the maximum extent of the coverage available for any other director or any officer of the Corporation.
11. Amendments; Waiver. No supplement, modification, or amendment of this Agreement will be binding unless signed by both of the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions of this Agreement (whether or not similar), nor will such waiver constitute a continuing waiver.

12. Subrogration. In the event of payment under this Agreement, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who will sign all papers required and will do everything necessary to secure such rights, including signing such documents necessary to enable the Corporation to bring suit effectively to enforce such rights.
13. No Duplication of Payments. The Corporation will not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has received payment otherwise (for example, under any insurance policy or the Corporation’s bylaws) of the amounts otherwise indemnifiable hereunder.
14. Binding Effect. This Agreement (a) constitutes the entire agreement between the parties relating to the subject matter hereof and (b) supersedes all previous understandings and agreements between the parties relating to the subject matter hereof, both oral and written. This Agreement is binding on, inures to the benefit of, and is enforceable by the parties hereto and their respective successors (including any direct or indirect successor, by purchase, merger, consolidation, or otherwise, to all or substantially all of the business or assets of the Corporation), assigns, spouses, heirs, executors, and personal and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on anyone else any rights, remedies, obligations, or liabilities under or by reason of this Agreement, and no one else may rely on the terms except as otherwise set out. The Corporation shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession and taken place. This Agreement will continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Corporation or of any other enterprise at the Corporation’s request.
15. Assignment. No party to this Agreement may assign its rights or delegate its obligations hereunder without the prior written consent of each party. Any such attempted assignment will be void ab initio. Subject to the preceding sentences, this Agreement will be binding on and inure to the benefit of the parties and their respective successors and assigns.
16. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which will constitute one instrument.
17. Severability. The provisions of this Agreement will be severable if any of the provisions (including any provision within a single section, paragraph, or sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable in any respect. The validity and enforceability of any such provision in every other respect and of the remaining provisions in this Agreement will not be impaired and will remain enforceable to the fullest extent permitted by law.

18. Notices. All notices, communications, and deliveries made under this Agreement will be made in writing signed by or on behalf of the delivering party, will specify the section of the Agreement under which it is given or made, and will be delivered personally, by facsimile transmission, by registered or certified mail (return receipt requested), or by any courier service, with postage or other fees prepaid, as follows:
If to the Corporation:
Attention: Chief Financial Officer
2901 North Dallas Parkway, Suite 200
Plano, Texas 75093
Fax: 214-654-5500
If to the Indemnitee:
[Address]
Any such notice, communication, or delivery may also be made to any other address or person designated in writing by the receiving party. Such addresses may be changed from time to time by written notice to the other party. Any notice, communication, or delivery will be deemed given or made (a) on the date of delivery if delivered in person or by courier service, (b) on transmission by facsimile if receipt is confirmed by telephone, or (c) on the third Business Day after it is mailed by registered or certified mail.
19. Further Assurances. The parties agree to take further actions and execute and deliver other documents, certificates, agreements, and other instruments as may be reasonably necessary or desirable to implement transactions contemplated by this Agreement.
20. Certain Terms. In this Agreement, “section” refers to a section of this Agreement, unless otherwise identified, and “including” and “include” do not denote or imply any limitation.
21. Section Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
22. Gender and Number of Words. When the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, and the number of all words includes the singular and the plural.
23. Governing Laws. This Agreement will be governed by, construed under, and enforced in accordance with the laws of the State of Texas without regard to its choice of law principles.

24. Injunctive Relief. The Indemnitee may enforce this Agreement by seeking specific performance hereof, without showing irreparable harm or posting a bond, requirements for which are waived. By seeking specific performance, the Indemnitee will not be precluded from seeking or obtaining any other relief to which the Indemnitee may be entitled.
25. Effective Date. This Agreement is effective as of                     , 20 _____  and will apply to any claim for indemnification and any request for an Expense Advance by the Indemnitee on or after such date.
The parties hereto have executed this Agreement as of the Effective Date.

Interphase Corporation
By:
[Name of officer]
[Title]

Indemnitee
By:
[Name of Indemnitee]

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